Exhibit 99.1

FOR IMMEDIATE RELEASE	July 17, 2003

Documentum Public Relations Contact:	Documentum Investor Relations Contact:
Bonnie Harris	Janet Scott
B3 Communications	Documentum
(415) 332-5816	(925) 600-6474
bharris@b3communications.com	janet.scott@documentum.com

DOCUMENTUM REPORTS 26% YEAR-OVER-YEAR
QUARTERLY REVENUE GROWTH

— Third Consecutive Quarter of Record Total Revenue —

PLEASANTON, Calif. – July 17, 2003 - Documentum, Inc. (NASDAQ: DCTM), the leading provider of enterprise content management (ECM), today announced financial results for the second quarter ended June 30, 2003.

Total revenue for the second quarter 2003 was $68.2 million, representing a 26 percent increase over the second quarter of 2002, and a 2 percent increase over the first quarter of 2003. This marks the third consecutive quarter that the company has set an all-time record for total revenue. On a GAAP basis, diluted earnings per share for the second quarter 2003 were $0.01, compared to a loss per share of $0.01 for the second quarter of 2002 and a loss per share of $0.10 for the first quarter of 2003. On a non-GAAP basis, diluted earnings per share for the second quarter 2003 were $0.07, compared to diluted earnings per share of $0.01 for the second quarter of 2002 and diluted earnings per share of $0.06 in the first quarter of 2003.

On a GAAP basis, net income for the second quarter of 2003 was $0.6 million, compared to a net loss of $0.5 million reported for the second quarter of 2002 and a net loss of $5.0 million for the first quarter of 2003. On a non-GAAP basis, net income for the second quarter 2003 was $3.6 million, compared to net income of $0.5 million in the second quarter of 2002 and net income of $2.9 million in the first quarter of 2003.

“Documentum is building on its fundamental strengths, and our continued growth and profitability are strong evidence that this strategy is working,” said Dave DeWalt, president and CEO of Documentum. “Our strong presence in a number of industries, our ability to expand into additional markets, and our range of products helped us deliver positive results. We look forward to continuing the momentum gained during the past seven quarters throughout the remainder of the year.”

Highlights

•	Five orders over $1 million.

•	All-time record total revenue of $68.2 million.

•	All-time record service revenue of $35.5 million.

•	All-time high cash and investments balance of $266.5 million.

•	Added 96 new customers.

•	Approximately 70% growth in number of customers over past four quarters.

•	Reported non-GAAP EPS of $0.07 – meeting guidance.

•	Shipped Documentum 5.2 and Enterprise Records Management Solution.

Second Quarter 2003 Results Conference Call and Webcast

Investors can listen to a teleconference of Documentum’s Second Quarter financial results on Thursday, July 17, 2003, at 2:00 p.m. PDT (5:00 p.m. EDT) by calling 1-719-457-2638 (pass code 648030). The accompanying slide presentation (no audio) will be webcast simultaneous with the live teleconference and may be accessed on Documentum’s investor relations web page at — www.documentum.com/news_events/investor

The dial-in number for the audio-only replay is 1-719-457-0820 (pass code 648030). A replay of the webcast may also be found on the company’s investor relations web page shortly after 6:00 p.m. PDT on July 17.

The non-GAAP financial measures used in this press release exclude the impact of charges related to amortization of certain intangible assets, deferred stock-based compensation and restructuring charges. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company’s management refers to these non-GAAP financial measures, such as non-GAAP net income and diluted earnings per share, in making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance.

In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency to the supplemental information used by management in its financial and operational decision-making. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in the reporting of our financial information at this time. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this press release.

About Documentum

Documentum provides enterprise content management (ECM) solutions that enable organizations to unite teams, content and associated business processes. Documentum’s integrated set of content, compliance and collaboration solutions support the way people work, from initial discussion and planning through design, production, marketing, sales, service and corporate administration. With a single platform, Documentum enables people to collaboratively create, manage, deliver and archive the content that drives business operations, from documents and discussions to email, Web pages, records and rich media. The Documentum platform makes it possible for companies to distribute all of this content in multiple languages, across internal and external systems, applications and user communities. As a result, Documentum’s customers, which include thousands of the world’s most successful organizations, harness corporate knowledge, accelerate time to market, increase customer satisfaction, enhance supply chain efficiencies and reduce operating costs, improving their overall competitive advantage. For more information, visit Documentum on the Web at www.documentum.com

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Documentum and the Documentum logo are trademarks or registered trademarks of Documentum, Inc. in the United States and throughout the world. All other company and product names are used for identification purposes only and may be trademarks of their respective owners. Documentum cannot guarantee completion of any future products or product features mentioned in this document, and no reliance should be placed on their availability. Printed in the United States.

In addition to historical information contained herein, this presentation contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements relating to the company’s financial results and optimism about further momentum. The company’s future actual results could differ materially from these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks associated with the software market, risks associated with development and release of new versions and new products, fluctuations in customer demand for our products, risks associated with rapid technological change, concentration of a large percentage of our quarterly revenue with a few customers, the financial, economic and political conditions in the United States and abroad, the risk that the company will not be able to integrate its products, operations and business with acquired entities effectively, that the company’s customers, suppliers and employees will not support its acquisitions, and the other general risks of acquisitions. Such factors also include those discussed from time to time in the company’s public reports filed with the Securities and Exchange Commission, such as those under “Risk Factors” included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2002, quarterly report on Form 10-Q for the quarter ended March 31, 2003, as well as the company’s other filings with the Securities and Exchange Commission, which are available at www.sec.gov. A reconciliation of all GAAP and non-GAAP numbers contained herein is attached at the end of the accompanying press release, which is available at www.documentum.com/news_events/news/. The company undertakes no obligation to update or revise these forward-looking statements.

Documentum, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except per share data)*

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

	unaudited		unaudited
Revenue:
License	$32,669	$26,997	$67,113	$52,129
Service	35,508	26,975	68,101	52,441
Total revenue	68,177	53,972	135,214	104,570

Cost of revenue:
License	2,247	1,959	4,489	3,708
Amortization of purchased intangibles	2,555	118	5,110	231
Service	13,748	12,374	28,066	25,225
Total cost of revenue	18,550	14,451	37,665	29,164

Gross profit	49,627	39,521	97,549	75,406

Operating expense:
Sales and marketing	28,625	22,866	56,832	46,631
Research and development	11,799	9,783	23,261	18,783
General and administrative	7,432	6,233	14,874	12,134
Restructuring costs	(20)	1,043	11,979	1,043
Amortization of purchased intangibles	605	75	1,211	149

Total operating expense	48,441	40,000	108,157	78,740

Income (loss) from operations	1,186	(479)	(10,608)	(3,334)
Interest income	1,428	1,301	2,773	1,905
Interest expense	(1,593)	(1,521)	(3,193)	(1,570)
Other income (expense), net	(121)	23	(240)	(88)

Income (loss) before income taxes	900	(676)	(11,268)	(3,087)
Provision for (benefit from) income taxes	325	(203)	(6,884)	(926)

Net income (loss)	$575	$(473)	$(4,384)	$(2,161)

Basic income (loss) per share	$0.01	$(0.01)	$(0.09)	$(0.05)
Diluted income (loss) per share	$0.01	$(0.01)	$(0.09)	$(0.05)
Shares used to compute income (loss) per share:
Basic	49,107	39,556	48,776	39,408
Diluted	52,164	39,556	48,776	39,408

* Certain prior year amounts have been reclassified to conform to current year’s presentation

Documentum, Inc.
Condensed Consolidated Statement of Operations
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)

	Three months ended June 30, 2003

		Non-GAAP
	GAAP	Adjustments		Non-GAAP

		unaudited
Revenue:
License	$32,669	$—		$32,669
Service	35,508	—		35,508

Total revenue	68,177	—		68,177

Cost of revenue:
License	2,247	—		2,247
Amortization of purchased intangibles	2,555	(2,555)		—
Service	13,748	(193	)*	13,555

Total cost of revenue	18,550	(2,748)		15,802

Gross profit	49,627	2,748		52,375

Operating expense:
Sales and marketing	28,625	(318	)*	28,307
Research and development	11,799	(318	)*	11,481
General and administrative	7,432	(50	)*	7,382
Restructuring costs	(20)	20		—
Amortization of purchased intangibles	605	(605)		—

Total operating expense	48,441	(1,271)		47,170

Income from operations	1,186	4,019		5,205
Interest income	1,428	—		1,428
Interest expense	(1,593)	—		(1,593)
Other expense, net	(121)	—		(121)

Income before income taxes	900	4,019		4,919
Provision for income taxes	325	1,003		1,328

Net income	$575	$3,016		$3,591

Basic income per share	$0.01			$0.07
Diluted income per share	$0.01			$0.07
Shares used to compute income per share
Basic	49,107			49,107
Diluted	52,164			52,164

* Represents amortization of deferred stock-based compensation

Documentum, Inc.
Condensed Consolidated Balance Sheet
(in thousands, unaudited)*

	June 30,	December 31,
	2003	2002

ASSETS
Current assets:
Cash and cash equivalents	$113,249	$112,069
Marketable securities	153,272	141,056
Accounts receivable, net of allowances	51,532	50,803
Other current assets	24,498	25,707

Total current assets	342,551	329,635
Property and equipment, net	22,136	25,949
Goodwill	93,405	93,481
Identifiable purchased intangibles, net	18,256	24,818
Other assets	18,185	18,226

	$494,533	$492,109

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,509	$2,782
Accrued liabilities	43,956	71,472
Deferred revenue	45,489	37,463
Current portion of capital lease obligation	25	48

Total current liabilities	93,979	111,765
Long-term convertible debt	125,000	125,000
Other long-term liabilities	7,234	109

Total liabilities	226,213	236,874
Stockholders’ equity	268,320	255,235

	$494,533	$492,109

* Certain prior year balances have been reclassified to conform to current year’s presentation